Exhibit 99.1

1 Becton Drive
Franklin Lakes, NJ 07417
www.bd.com

Contact:
Monique N. Dolecki, Investor Relations - 201-847-5378
Kristen Cardillo, Corporate Communications - 201-847-5657

BD ANNOUNCES RESULTS FOR 2020 THIRD FISCAL QUARTER; PROVIDES FISCAL 2020 GUIDANCE

•As reported, revenues of $3.855 billion decreased 11.4 percent
•On a currency-neutral basis, revenues decreased 9.4 percent
•As reported, diluted earnings per share of $0.97 decreased 35.8 percent
•As adjusted, diluted earnings per share of $2.20 decreased 28.6 percent or 25.0 percent on a currency-neutral basis
•The company expects full fiscal year 2020 revenues to decline 2.5 to 3.0 percent as reported, or 1.5 to 2.0 percent on a constant-currency basis
•The company expects full fiscal year 2020 adjusted diluted earnings per share to be between $9.80 and $10.00, which represents a decline of 14.0 to 16.0 percent, or 12.5 to 14.5 percent on a currency-neutral basis
•The company is rapidly expanding its portfolio of solutions to address the COVID-19 pandemic

Franklin Lakes, NJ (August 6, 2020) - BD (Becton, Dickinson and Company) (NYSE: BDX), a leading global medical technology company, today reported quarterly revenues of $3.855 billion for the third fiscal quarter ended June 30, 2020. This represents a decrease of 11.4 percent as reported from the prior-year period, or 9.4 percent on a currency-neutral basis.

“During the third quarter, BD demonstrated our focus on execution and delivering results, even in this challenging environment,” said Tom Polen, CEO and president of BD. “We enter the fourth quarter with encouraging trends in health care procedures in June and July. We have continued strong demand for our products that support the global COVID-19 response, including the recent launch of our COVID-19 rapid point-of-care antigen test and our partnerships with governments around the world to help prepare for national vaccination programs. BD is playing an essential role enabling the world’s response to COVID-19, and I’m confident the steps we are taking now will put BD in the best possible position for the long term. We believe the diversity of our portfolio of leading technologies, the strength and scale of our manufacturing infrastructure and the passion and determination of our team make us a stronger partner for our customers and their patients at this consequential time.”

Third Quarter and Nine-Month Fiscal 2020 Operating Results
As reported, diluted earnings per share for the third quarter were $0.97, compared with $1.51 in the prior-year period, which represents a decrease of 35.8 percent. Adjusted diluted earnings per share were $2.20, compared with $3.08 in the prior-year period, which represents a decrease of 28.6 percent, or 25.0 percent on a currency-neutral basis.

For the nine-month period ended June 30, 2020, as reported, diluted earnings per share were $2.38, compared with $3.49 in the prior-year period. This represents a decrease of 31.8 percent. Adjusted diluted earnings per share were $7.41, compared with $8.37 in the prior-year period, which represents a decrease of 11.5 percent, or 9.7 percent on a currency-neutral basis.

Segment Results
In the BD Medical segment, as reported, worldwide revenues for the quarter of $2.122 billion decreased 8.2 percent from the prior-year period, or 6.0 percent on a currency-neutral basis. The segment's results were driven by performance in the Medication Delivery Solutions unit. This was partially offset by growth in the Medication Management Solutions and Pharmaceutical Systems units. Performance in the Medication Delivery Solutions unit was impacted by lower hospital admissions due to COVID-19, which resulted in fewer procedures. This drove reduced customer demand and resulted in distributors rebalancing inventories in May and June. Distributors had proactively increased inventories on hand during March and April as the coronavirus became a global pandemic. In the Medication Management Solutions unit, demand for infusion pumps was strong internationally as well as in the U.S. under medical necessity. The majority of medical necessity demand occurred during the month of April, as anticipated. This was partially offset by delayed capital installations in the dispensing platform throughout the quarter due to COVID-19.

For the nine-month period ended June 30, 2020, BD Medical revenues were $6.362 billion as reported, which represents a decrease of 4.0 percent from the prior-year period, or 2.5 percent on a currency-neutral basis.

In the BD Life Sciences segment, as reported, worldwide revenues for the quarter of $0.951 billion decreased 10.1 percent from the prior-year period, or 7.8 percent on a currency-neutral basis. The segment's results were driven by performance in the Preanalytical Systems and Biosciences units. This was partially offset by strong growth in the Diagnostic Systems unit that was driven by sales related to COVID-19 diagnostic testing, primarily on the BD MaxTM platform. The Preanalytical Systems and Diagnostic Systems units were impacted by lower routine diagnostic testing which was below pre-COVID levels throughout the quarter. Performance in the Biosciences unit reflects lower demand for research instruments and reagents due to COVID-19. While research-related activity was below pre-COVID levels during the quarter, there was a modest recovery as the quarter progressed.

For the nine-month period ended June 30, 2020, BD Life Sciences revenues were $3.187 billion as reported, which represents an increase of 0.7 percent over the prior-year period, or 2.2 percent on a currency-neutral basis.

In the BD Interventional segment, as reported, worldwide revenues for the quarter of $0.782 billion decreased 20.3 percent from the prior-year period, or 19.2 percent on a currency-neutral basis. The segment's results were driven by performance in the Surgery and Peripheral Intervention units which reflect the continued deferral of elective procedures as a result of the COVID-19 pandemic. Demand for elective procedures improved as the quarter progressed, however remained below pre-COVID levels.

For the nine-month period ended June 30, 2020, BD Interventional revenues were $2.784 billion as reported, which represents a decrease of 4.4 percent from the prior-year period, or 3.7 percent on a currency-neutral basis.

Geographic Results
As reported, third quarter revenues in the U.S. of $2.119 billion decreased 13.1 percent from the prior-year period. Performance in the U.S. reflects the net impact of COVID-19 across all three reportable segments. Within the U.S., revenue growth in the Diagnostic Systems unit was strong due to COVID-19 testing.

As reported, revenues outside of the U.S. of $1.735 billion decreased 9.2 percent from the prior-year period, or 4.7 percent on a currency-neutral basis. International performance reflects declines in China and Latin America, partially offset by growth in Europe and EMA. Procedure volumes in China improved as the quarter progressed, but remained below pre-COVID levels.

For the nine-month period ended June 30, 2020, U.S. revenues were $6.964 billion as reported, which represents a decrease of 2.8 percent from the prior-year period. As reported, revenues outside of the U.S. of $5.369 billion decreased 3.0 percent from the prior-year period, and were flat to the prior year on a currency-neutral basis.

Fiscal 2020 Outlook for Full Year
The company expects full fiscal year 2020 revenues to decrease 2.5 to 3.0 percent as reported, or 1.5 to 2.0 percent on a currency-neutral basis.

The company expects full fiscal year 2020 adjusted diluted earnings per share to be between $9.80 and $10.00. This represents a decline of approximately 14.0 to 16.0 percent, or 12.5 to 14.5 percent on a currency-neutral basis from fiscal 2019 adjusted diluted earnings per share of $11.68. Adjusted diluted earnings per share guidance includes an adverse impact of approximately 500 basis points related to the expiration of the Gore royalty.

Adjusted diluted earnings per share for fiscal 2020 excludes potential charges or gains that may be recorded during the fiscal year, such as, among other things, the non-cash amortization of intangible assets, acquisition-related charges, and certain tax matters. BD does not attempt to provide reconciliations of forward-looking non-GAAP earnings guidance to the comparable GAAP measure because the impact and timing of these potential charges or gains is inherently uncertain and difficult to predict and is unavailable without unreasonable efforts. In addition, the company believes such reconciliations would imply a degree of precision and certainty that could be confusing to investors. Such items could have a substantial impact on GAAP measures of BD's financial performance.

Conference Call Information
A conference call regarding BD’s third quarter results will be broadcast live on BD’s website, www.bd.com/investors, along with related slides, at 8:00 a.m. (ET) Thursday, August 6, 2020. The conference call will be available for replay on BD’s website, www.bd.com/investors, or at 1-800-585-8367 (domestic) and 1-404-537-3406 (international) through the close of business on Thursday, August 13, 2020, confirmation number 3197917.

Non-GAAP Financial Measures/Financial Tables
This news release contains certain non-GAAP financial measures. Reconciliations of these and other non-GAAP measures to the comparable GAAP measures are included in the attached financial tables. Within the attached financial tables presented, certain columns and rows may not add due to the use of rounded numbers. Percentages and earnings per share amounts presented are calculated from the underlying amounts.

Current and prior-year adjusted diluted earnings per share results exclude, among other things, the impact of purchase accounting adjustments (including the non-cash amortization of acquisition-related intangible assets); integration, restructuring and transaction costs; transactional and product related impacts; and the loss on debt extinguishment. We also provide these measures on a currency-neutral basis after eliminating the effect of foreign currency translation, where applicable. We calculate foreign currency-neutral percentages by converting our current-period local currency financial results using the prior period foreign currency exchange rates and comparing these adjusted amounts to our current-period results. Reconciliations of these amounts to the most directly comparable GAAP measures are included in the tables at the end of this release.

About BD
BD is one of the largest global medical technology companies in the world and is advancing the world of health by improving medical discovery, diagnostics and the delivery of care. The company supports the heroes on the frontlines of health care by developing innovative technology, services and solutions that help advance both clinical therapy for patients and clinical process for health care providers. BD and its 65,000 employees have a passion and commitment to help enhance the safety and efficiency of clinicians' care delivery process, enable laboratory scientists to accurately detect disease and advance researchers' capabilities to develop the next generation of diagnostics and therapeutics. BD has a presence in virtually every country and partners with organizations around the world to address some of the most challenging global health issues. By working in close collaboration with customers, BD can help enhance outcomes, lower costs, increase efficiencies, improve safety and expand access to health care. For more information on BD, please visit bd.com.

***
This press release, including the section entitled “Fiscal 2020 Outlook for Full Year”, contains certain estimates and other forward-looking statements (as defined under Federal securities laws) regarding BD’s performance, including future revenues and earnings per share. All such statements are based upon current expectations of BD and involve a number of business risks and uncertainties. Actual results could vary materially from anticipated results described, implied or projected in any forward-looking statement. With respect to forward-looking statements contained herein, a number of factors could cause actual results to vary materially. These factors include, but are not limited to risks relating to the COVID-19 pandemic on our business (including continued decreases in the demand for our products or any disruptions caused by the pandemic to our operations and our supply chain); product efficacy or safety concerns resulting in product recalls or actions being taken by the Company; integration of the C.R. Bard operations, products and employees into BD and the possibility that the anticipated synergies and other benefits of the proposed acquisition will not be realized or will not be realized within the expected timeframe; new or changing laws and regulations impacting our business (including the imposition of tariffs or changes in laws impacting international trade) or changes in enforcement practices with respect to such laws; fluctuations in costs and availability of raw materials and in BD’s ability to maintain favorable supplier arrangements and relationships; legislative or regulatory changes to the U.S. or foreign healthcare systems, potential cuts in governmental healthcare spending, or governmental or private measures to contain healthcare costs, including changes in pricing and reimbursement policies, each of which could result in reduced demand for our products or downward pricing pressure; changes in interest or foreign currency exchange rates; adverse changes in regional, national or foreign economic conditions, particularly in emerging markets, including any impact on our ability to access credit markets and finance our operations, the demand for our products and services, or our suppliers’ ability to provide products needed for our operations; the adverse impact of cyber-attacks on our information systems or products; competitive factors including technological advances and new products introduced by competitors; interruptions in our supply chain or manufacturing processes; pricing and market pressures; difficulties inherent in product development, delays in product introductions and uncertainty of market acceptance of new products; adverse changes in geopolitical conditions; increases in energy costs and their effect on, among other things, the cost of producing BD’s products; product efficacy or safety concerns resulting in product recalls or actions being taken by the FDA or other regulators (including the potential ongoing impact of the FDA letters regarding the use of drug-coated balloons); our ability to successfully integrate any businesses we acquire; uncertainties of litigation (as described in BD’s filings with the Securities and Exchange Commission); and issuance of new or revised accounting standards, as well as other factors discussed in BD’s filings with the Securities and Exchange Commission. We do not intend to update any forward-looking statements to reflect events or circumstances after the date hereof except as required by applicable laws or regulations.

BECTON DICKINSON AND COMPANY
CONSOLIDATED INCOME STATEMENTS
(Unaudited; Amounts in millions, except share and per share data)

	Three Months Ended June 30,
	2020	2019	% Change
REVENUES	$3,855	$4,350	(11.4)

Cost of products sold	2,195	2,276	(3.6)
Selling and administrative expense	980	1,076	(9.0)
Research and development expense	262	282	(7.1)
Acquisitions and other restructurings	74	90	(17.2)
Other operating income, net	(15)	—	(7,740.8)
TOTAL OPERATING COSTS AND EXPENSES	3,497	3,725	(6.1)
OPERATING INCOME	358	626	(42.8)

Interest expense	(135)	(156)	(13.1)
Interest income	2	2	7.8
Other income (expense), net	23	(11)	298.7
INCOME BEFORE INCOME TAXES	248	460	(46.2)
Income tax (benefit) provision	(38)	9	(514.1)
NET INCOME	286	451	(36.7)
Preferred stock dividends	(9)	(38)	(77.6)
NET INCOME APPLICABLE TO COMMON SHAREHOLDERS	$277	$413	(32.9)

EARNINGS PER SHARE
Basic Earnings per Share	$0.98	$1.53	(35.9)
Diluted Earnings per Share	$0.97	$1.51	(35.8)

AVERAGE SHARES OUTSTANDING (in thousands)
Basic	282,385	270,249
Diluted	285,148	274,336

BECTON DICKINSON AND COMPANY
CONSOLIDATED INCOME STATEMENTS
(Unaudited; Amounts in millions, except share and per share data)

	Nine Months Ended June 30,
	2020	2019	% Change
REVENUES	$12,333	$12,706	(2.9)

Cost of products sold	6,962	6,684	4.1
Selling and administrative expense	3,126	3,238	(3.5)
Research and development expense	797	792	0.6
Acquisitions and other restructurings	235	281	(16.5)
Other operating (income) expense, net	(15)	61	(124.4)
TOTAL OPERATING COSTS AND EXPENSES	11,104	11,056	0.4
OPERATING INCOME	1,229	1,649	(25.5)

Interest expense	(405)	(498)	(18.6)
Interest income	5	8	(30.5)
Other income, net	12	19	(34.2)
INCOME BEFORE INCOME TAXES	842	1,178	(28.5)
Income tax provision	96	107	(10.9)
NET INCOME	746	1,071	(30.3)
Preferred stock dividends	(84)	(114)	(25.9)
NET INCOME APPLICABLE TO COMMON SHAREHOLDERS	$662	$957	(30.8)

EARNINGS PER SHARE
Basic Earnings per Share	$2.41	$3.55	(32.1)
Diluted Earnings per Share	$2.38	$3.49	(31.8)

AVERAGE SHARES OUTSTANDING (in thousands)
Basic	275,152	269,719
Diluted	278,563	274,510

BECTON DICKINSON AND COMPANY
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in millions)

	June 30, 2020	September 30, 2019
	(Unaudited)
ASSETS
Cash and equivalents	$2,882	$536
Restricted cash	82	54
Short-term investments	22	30
Trade receivables, net	1,993	2,345
Inventories	2,945	2,579
Prepaid expenses and other	903	1,119
TOTAL CURRENT ASSETS	8,827	6,664
Property, plant and equipment, net	5,841	5,659
Goodwill and other intangibles, net	37,658	38,354
Other Assets	1,632	1,088
TOTAL ASSETS	$53,959	$51,765
LIABILITIES AND SHAREHOLDERS' EQUITY
Short-term debt	$1,630	$1,309
Other current liabilities	4,437	4,345
Long-term debt	17,090	18,081
Long-term employee benefit obligations	1,297	1,272
Deferred income taxes and other liabilities	5,483	5,676
Shareholders’ equity	24,022	21,081
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$53,959	$51,765

BECTON DICKINSON AND COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited; Amounts in millions)

	Nine Months Ended June 30,
	2020	2019
OPERATING ACTIVITIES
Net income	$746	$1,071
Depreciation and amortization	1,601	1,700
Change in operating assets and liabilities and other, net	(289)	(812)
NET CASH PROVIDED BY OPERATING ACTIVITIES	2,058	1,959
INVESTING ACTIVITIES
Capital expenditures	(597)	(599)
Acquisitions of businesses, net of cash acquired	(139)	—
Proceeds from divestitures, net	—	477
Other, net	(169)	(178)
NET CASH USED FOR INVESTING ACTIVITIES	(905)	(300)
FINANCING ACTIVITIES
Change in credit facility borrowings	(485)	300
Proceeds from long-term debt and term loans	3,389	2,224
Payments of debt and term loans	(3,711)	(3,882)
Proceeds from issuance of equity securities	2,917	—
Dividends paid	(773)	(737)
Other, net	(106)	(204)
NET CASH PROVIDED BY (USED FOR) FINANCING ACTIVITIES	1,230	(2,300)
Effect of exchange rate changes on cash and equivalents and restricted cash	(9)	(1)
NET INCREASE (DECREASE) IN CASH AND EQUIVALENTS AND RESTRICTED CASH	2,374	(642)
OPENING CASH AND EQUIVALENTS AND RESTRICTED CASH	590	1,236
CLOSING CASH AND EQUIVALENTS AND RESTRICTED CASH	$2,964	$594

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL REVENUE INFORMATION
REVENUES BY BUSINESS SEGMENTS AND UNITS - UNITED STATES
Three Months Ended June 30,
(Unaudited; Amounts in millions)

	A	B	C=(A-B)/B
	2020	2019	% Change
BD MEDICAL
Medication Delivery Solutions (a)	$412	$521	(20.8)
Medication Management Solutions (a)	500	532	(5.9)
Diabetes Care	136	139	(2.0)
Pharmaceutical Systems	113	108	4.2
TOTAL	$1,161	$1,299	(10.6)

BD LIFE SCIENCES
Integrated Diagnostic Solutions (b)
Preanalytical Systems	$160	$203	(21.3)
Diagnostic Systems	184	155	18.7
Total Integrated Diagnostic Solutions	344	358	(4.0)
Biosciences	93	117	(20.9)
TOTAL	$436	$475	(8.2)

BD INTERVENTIONAL
Surgery (c)	$154	$242	(36.6)
Peripheral Intervention (c)	174	228	(23.5)
Urology and Critical Care (c)	194	196	(0.9)
TOTAL	$522	$666	(21.6)

TOTAL UNITED STATES	$2,119	$2,440	(13.1)
(a)The presentation of prior-period amounts reflects the reclassification of $3 million associated with the movement, effective on October 1, 2019, of certain products from the Medication Delivery Solutions unit to the Medication Management Solutions unit.
(b)Effective October 1, 2019, the Preanalytical Systems and Diagnostic Systems units were joined to create the new Integrated Diagnostic Solutions unit.
(c)The presentation of prior-period amounts reflects the total reclassifications of $33 million associated with the movement, effective on October 1, 2019, of certain products from the Surgery unit and the Urology and Critical Care unit to the Peripheral Intervention unit.

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL REVENUE INFORMATION
REVENUES BY BUSINESS SEGMENTS AND UNITS - INTERNATIONAL
Three Months Ended June 30, (continued)
(Unaudited; Amounts in millions)

				D=(A-B)/B	E=(A-B-C)/B
	A	B	C	% Change
	2020	2019	FX Impact	Reported	FXN
BD MEDICAL
Medication Delivery Solutions	$369	$460	$(25)	(19.8)	(14.3)
Medication Management Solutions	177	129	(9)	36.9	44.2
Diabetes Care	123	136	(7)	(9.0)	(3.7)
Pharmaceutical Systems	291	286	(8)	1.5	4.5
TOTAL	$960	$1,011	$(50)	(5.0)	(0.1)

BD LIFE SCIENCES
Integrated Diagnostic Solutions (a)
Preanalytical Systems	$152	$204	$(9)	(25.2)	(20.6)
Diagnostic Systems	218	212	(10)	2.5	7.3
Total Integrated Diagnostic Solutions	370	416	(19)	(11.1)	(6.4)
Biosciences	145	167	(5)	(13.2)	(10.3)
TOTAL	$515	$583	$(24)	(11.7)	(7.5)

BD INTERVENTIONAL
Surgery (b)	$43	$67	$(2)	(36.1)	(33.1)
Peripheral Intervention (b)	143	169	(6)	(14.9)	(11.1)
Urology and Critical Care (b)	74	80	(3)	(8.0)	(4.9)
TOTAL	$260	$316	$(11)	(17.7)	(14.2)

TOTAL INTERNATIONAL	$1,735	$1,910	$(85)	(9.2)	(4.7)
(a)Effective October 1, 2019, the Preanalytical Systems and Diagnostic Systems units were joined to create the new Integrated Diagnostic Solutions unit.
(b)The presentation of prior-period amounts reflects the total reclassifications of $13 million associated with the movement, effective on October 1, 2019, of certain products from the Surgery unit and the Urology and Critical Care unit to the Peripheral Intervention unit.

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL REVENUE INFORMATION
REVENUES BY BUSINESS SEGMENTS AND UNITS - TOTAL
Three Months Ended June 30, (continued)
(Unaudited; Amounts in millions)

				D=(A-B)/B	E=(A-B-C)/B
	A	B	C	% Change
	2020	2019	FX Impact	Reported	FXN
BD MEDICAL
Medication Delivery Solutions (a)	$781	$981	$(25)	(20.3)	(17.8)
Medication Management Solutions (a)	677	661	(9)	2.5	3.9
Diabetes Care	260	275	(7)	(5.5)	(2.9)
Pharmaceutical Systems	403	394	(8)	2.3	4.4
TOTAL	$2,122	$2,311	$(50)	(8.2)	(6.0)

BD LIFE SCIENCES
Integrated Diagnostic Solutions (b)
Preanalytical Systems	$312	$407	$(9)	(23.3)	(21.0)
Diagnostic Systems	402	368	(10)	9.3	12.1
Total Integrated Diagnostic Solutions	714	774	(19)	(7.8)	(5.3)
Biosciences	237	284	(5)	(16.4)	(14.7)
TOTAL	$951	$1,058	$(24)	(10.1)	(7.8)

BD INTERVENTIONAL
Surgery (c)	$197	$309	$(2)	(36.5)	(35.8)
Peripheral Intervention (c)	318	396	(6)	(19.8)	(18.2)
Urology and Critical Care (c)	268	276	(3)	(3.0)	(2.0)
TOTAL	$782	$981	$(11)	(20.3)	(19.2)

TOTAL REVENUES	$3,855	$4,350	$(85)	(11.4)	(9.4)
(a)The presentation of prior-period amounts reflects the reclassification of $3 million associated with the movement, effective on October 1, 2019, of certain products from the Medication Delivery Solutions unit to the Medication Management Solutions unit.
(b)Effective October 1, 2019, the Preanalytical Systems and Diagnostic Systems units were joined to create the new Integrated Diagnostic Solutions unit.
(c)The presentation of prior-period amounts reflects the total reclassifications of $46 million associated with the movement, effective on October 1, 2019, of certain products from the Surgery unit and the Urology and Critical Care unit to the Peripheral Intervention unit.

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL REVENUE INFORMATION
REVENUES BY BUSINESS SEGMENTS AND UNITS - UNITED STATES
Nine Months Ended June 30,
(Unaudited; Amounts in millions)

	A	B	C=(A-B)/B
	2020	2019	% Change
BD MEDICAL
Medication Delivery Solutions (a)	$1,450	$1,521	(4.7)
Medication Management Solutions (a)	1,412	1,538	(8.2)
Diabetes Care	417	421	(1.1)
Pharmaceutical Systems	287	269	6.7
TOTAL	$3,566	$3,750	(4.9)

BD LIFE SCIENCES
Integrated Diagnostic Solutions (b)
Preanalytical Systems	$569	$574	(0.9)
Diagnostic Systems	574	510	12.6
Total Integrated Diagnostic Solutions	1,143	1,084	5.4
Biosciences	353	345	2.2
TOTAL	$1,496	$1,430	4.6

BD INTERVENTIONAL
Surgery (c)	$659	$730	(9.8)
Peripheral Intervention (c)	641	675	(5.1)
Urology and Critical Care (c)	603	583	3.3
TOTAL	$1,903	$1,989	(4.3)

TOTAL UNITED STATES	$6,964	$7,168	(2.8)
(a)The presentation of prior-period amounts reflects the reclassification of $7 million associated with the movement, effective on October 1, 2019, of certain products from the Medication Delivery Solutions unit to the Medication Management Solutions unit.
(b)Effective October 1, 2019, the Preanalytical Systems and Diagnostic Systems units were joined to create the new Integrated Diagnostic Solutions unit.
(c)The presentation of prior-period amounts reflects the total reclassifications of $96 million associated with the movement, effective on October 1, 2019, of certain products from the Surgery unit and the Urology and Critical Care unit to the Peripheral Intervention unit.

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL REVENUE INFORMATION
REVENUES BY BUSINESS SEGMENTS AND UNITS - INTERNATIONAL
Nine Months Ended June 30, (continued)
(Unaudited; Amounts in millions)

				D=(A-B)/B	E=(A-B-C)/B
	A	B	C	% Change
	2020	2019	FX Impact	Reported	FXN
BD MEDICAL
Medication Delivery Solutions	$1,183	$1,344	$(46)	(11.9)	(8.5)
Medication Management Solutions	408	365	(15)	11.9	16.1
Diabetes Care	389	397	(13)	(1.9)	1.4
Pharmaceutical Systems	815	771	(23)	5.7	8.7
TOTAL	$2,797	$2,877	$(97)	(2.8)	0.6

BD LIFE SCIENCES
Integrated Diagnostic Solutions (a)
Preanalytical Systems	$541	$591	$(19)	(8.5)	(5.2)
Diagnostic Systems	663	628	(19)	5.6	8.6
Total Integrated Diagnostic Solutions	1,204	1,219	(38)	(1.2)	1.9
Biosciences	487	517	(11)	(5.8)	(3.7)
TOTAL	$1,691	$1,736	$(49)	(2.6)	0.2

BD INTERVENTIONAL
Surgery (b)	$176	$197	$(4)	(10.8)	(8.6)
Peripheral Intervention (b)	471	490	(13)	(3.9)	(1.2)
Urology and Critical Care (b)	235	238	(3)	(1.3)	—
TOTAL	$881	$925	$(21)	(4.7)	(2.5)

TOTAL INTERNATIONAL	$5,369	$5,538	$(167)	(3.0)	—
(a)Effective October 1, 2019, the Preanalytical Systems and Diagnostic Systems units were joined to create the new Integrated Diagnostic Solutions unit.
(b)The presentation of prior-period amounts reflects the total reclassifications of $41 million associated with the movement, effective on October 1, 2019, of certain products from the Surgery unit and the Urology and Critical Care unit to the Peripheral Intervention unit.

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL REVENUE INFORMATION
REVENUES BY BUSINESS SEGMENTS AND UNITS - TOTAL
Nine Months Ended June 30, (continued)
(Unaudited; Amounts in millions)

				D=(A-B)/B	E=(A-B-C)/B
	A	B	C	% Change
	2020	2019	FX Impact	Reported	FXN
BD MEDICAL
Medication Delivery Solutions (a)	$2,634	$2,865	$(46)	(8.1)	(6.4)
Medication Management Solutions (a)	1,820	1,903	(15)	(4.4)	(3.6)
Diabetes Care	806	819	(13)	(1.5)	0.1
Pharmaceutical Systems	1,102	1,040	(23)	6.0	8.1
TOTAL	$6,362	$6,626	$(97)	(4.0)	(2.5)

BD LIFE SCIENCES
Integrated Diagnostic Solutions (b)
Preanalytical Systems	$1,110	$1,165	$(19)	(4.8)	(3.1)
Diagnostic Systems	1,238	1,138	(19)	8.7	10.4
Total Integrated Diagnostic Solutions	2,347	2,303	(38)	1.9	3.6
Biosciences	840	862	(11)	(2.6)	(1.4)
TOTAL	$3,187	$3,166	$(49)	0.7	2.2

BD INTERVENTIONAL
Surgery (c)	$835	$927	$(4)	(10.0)	(9.5)
Peripheral Intervention (c)	1,112	1,165	(13)	(4.6)	(3.4)
Urology and Critical Care (c)	837	821	(3)	2.0	2.4
TOTAL	$2,784	$2,914	$(21)	(4.4)	(3.7)

TOTAL REVENUES	$12,333	$12,706	$(167)	(2.9)	(1.6)
(a)The presentation of prior-period amounts reflects the reclassification of $7 million associated with the movement, effective on October 1, 2019, of certain products from the Medication Delivery Solutions unit to the Medication Management Solutions unit.
(b)Effective October 1, 2019, the Preanalytical Systems and Diagnostic Systems units were joined to create the new Integrated Diagnostic Solutions unit.
(c)The presentation of prior-period amounts reflects the total reclassifications of $137 million associated with the movement, effective on October 1, 2019, of certain products from the Surgery unit and the Urology and Critical Care unit to the Peripheral Intervention unit.

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL INFORMATION
RECONCILIATION OF REPORTED DILUTED EPS TO ADJUSTED DILUTED EPS
(Unaudited)

	Three Months Ended June 30,
	2020	2019	Growth	Foreign Currency Translation	Foreign Currency Neutral Growth	Growth %	Foreign Currency Neutral Growth %
Reported Diluted Earnings per Share	$0.97	$1.51	$(0.54)	$(0.11)	$(0.43)	(35.8)%	(28.5)%
Purchase accounting adjustments ($325 million and $378 million pre-tax, respectively) (1)	1.14	1.38		—
Integration costs ($46 million and $63 million pre-tax, respectively) (2)	0.16	0.23		—
Restructuring costs ($28 million and $27 million pre-tax, respectively) (2)	0.10	0.10		—
Transaction gain/loss and product-related matters ($(10) million pre-tax) (3)	(0.03)	—		—
European regulatory initiative-related costs ($33 million and $14 million pre-tax, respectively) (4)	0.12	0.05		—
Investment gains/losses and asset impairments ($30 million pre-tax) (5)	—	0.11		—
Impacts of debt extinguishment ($6 million and $52 million pre-tax, respectively)	0.02	0.19		—
Hurricane-related insurance proceeds ($(10) million pre-tax)	—	(0.04)		—
Dilutive Impact (6)	(0.02)	—		—
Income tax benefit of special items and impact of tax reform ($(72) million and $(120) million, respectively)	(0.25)	(0.44)		—
Adjusted Diluted Earnings per Share	$2.20	$3.08	$(0.88)	$(0.11)	$(0.77)	(28.6)%	(25.0)%
(1)Includes amortization and other adjustments related to the purchase accounting for acquisitions impacting identified intangible assets and valuation of fixed assets and debt.
(2)Represents integration and restructuring costs associated with acquisitions.
(3)Includes an adjustment to the probable estimate of future costs associated with product remediation efforts which was recorded in Cost of products sold as well as costs related to another product matter which were recorded in Other income (expense), net.
(4)Represents costs required to develop processes and systems to comply with emerging regulations such as the European Union Medical Device Regulation ("EUMDR") and General Data Protection Regulation ("GDPR").
(5)Represents a charge recorded to write down the carrying value of certain intangible assets in the Surgery unit.
(6)Represents the dilutive impact of BD shares issued in May 2020. The adjusted diluted average shares outstanding (in thousands) in 2020 were 291,476.

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL INFORMATION
RECONCILIATION OF REPORTED DILUTED EPS TO ADJUSTED DILUTED EPS
(Unaudited)

	Nine Months Ended June 30,
	2020	2019	Growth	Foreign Currency Translation	Foreign Currency Neutral Growth	Growth %	Foreign Currency Neutral Growth %
Reported Diluted Earnings per Share	$2.38	$3.49	$(1.11)	$(0.14)	$(0.97)	(31.8)%	(27.8)%
Purchase accounting adjustments ($1.012 billion and $1.135 billion pre-tax, respectively) (1)	3.63	4.14		—
Integration costs ($165 million and $206 million pre-tax, respectively) (2)	0.59	0.75		—
Restructuring costs ($69 million and $99 million pre-tax, respectively) (2)	0.25	0.36		—
Transaction gain/loss and product-related matters ($248 million and $61 million pre-tax, respectively) (3)	0.89	0.22		—
European regulatory initiative-related costs ($77 million and $29 million pre-tax, respectively) (4)	0.28	0.11		—
Investment gains/losses and asset impairments ($41 million and $30 million pre-tax, respectively) (5)	0.15	0.11		—
Impacts of debt extinguishment ($6 million and $53 million pre-tax, respectively)	0.02	0.19		—
Transaction costs ($1 million pre-tax) (2)	—	—		—
Hurricane-related insurance proceeds ($(10) million pre-tax)	—	(0.04)		—
Income tax benefit of special items and impact of tax reform ($(218) million and $(263) million, respectively) (6)	(0.78)	(0.96)		—
Adjusted Diluted Earnings per Share	$7.41	$8.37	$(0.96)	$(0.15)	$(0.81)	(11.5)%	(9.7)%
(1)Includes amortization and other adjustments related to the purchase accounting for acquisitions impacting identified intangible assets and valuation of fixed assets and debt.
(2)Represents integration, restructuring and transaction costs associated with acquisitions.
(3)The current-period amount represents a probable estimate of future costs associated with product remediation efforts which was recorded in Cost of products sold, as well as costs related to another product matter which were recorded in Other income (expense), net. The prior-period amount includes amounts recorded to Other operating (income) expense, net to record product liability reserves of $331 million and the estimated cumulative costs of a product recall of $65 million, as well as the pre-tax gain of $336 million related to BD's sale of its Advanced Bioprocessing business.
(4)Represents costs required to develop processes and systems to comply with emerging regulations such as the EUMDR and GDPR.
(5)The current-period amount primarily represents a charge recorded to write down the carrying value of certain intangible assets in the Biosciences unit. The prior-period amount represented a charge recorded to write down the carrying value of certain intangible assets in the Surgery unit.
(6)The amount for the nine months ended June 30, 2019 included additional tax benefit, net, of $54 million relating to new U.S. tax legislation.

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL INFORMATION
FY 2020 OUTLOOK RECONCILIATION

	FY2019	FY2020 Outlook
	Revenues	% Change	FX Impact	% Change FXN
BDX	$17,290	(3.0%) to (2.5%)	~1.0%	(2.0%) to (1.5%)

		FY2020 Outlook
	Full Year FY2019	Full Year FY2020 Outlook	% Change
Reported Diluted Earnings per Share	$3.94
Purchase accounting adjustments ($1.499 billion pre-tax) (1)	5.46
Restructuring costs ($180 million pre-tax) (2)	0.66
Integration costs ($323 million pre-tax) (2)	1.18
Transaction gain/loss and product-related matters ($646 million pre-tax) (3)	2.35
Impacts of debt extinguishment ($54 million pre-tax) (4)	0.20
European regulatory initiative-related costs ($51 million pre-tax) (5)	0.19
Investment gains/losses and asset impairments ($17 million pre-tax) (6)	0.06
Hurricane-related insurance proceeds ($(24) million pre-tax)	(0.09)
Income tax benefit of special items and impact of tax reform ($(622) million)	(2.26)
Adjusted Diluted Earnings per Share	$11.68	$9.80 to 10.00	(16.0%) to (14.0%)

Estimated FX Impact			~1.5%

Adjusted FXN Growth			(14.5%) to (12.5%)

FXN - Foreign Currency Neutral
(1)Includes amortization and other adjustments related to the purchase accounting for acquisitions impacting identified intangible assets and valuation of fixed assets and debt.
(2)Represents restructuring, integration and transaction costs associated with acquisitions.
(3)Includes amounts recorded to Other operating expense, net to record product liability reserves, including related legal defense costs, of $914 million and the estimated cumulative costs of a product recall of $75 million. Also includes the pre-tax gain of $336 million recognized in Other operating expense, net related to BD's sale of its Advanced Bioprocessing business.
(4)Represents the impacts recognized upon the extinguishment of certain long-term senior notes.
(5)Represents costs required to develop processes and systems to comply with emerging regulations such as the EUMDR and GDPR.
(6)Includes an unrealized gain recorded within Other income (expense), net relating to an investment and a charge recorded to write down the carrying value of certain intangible assets in the Surgery unit.